UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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SPINNAKER EXPLORATION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPINNAKER EXPLORATION COMPANY

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 5, 2004

To the Stockholders:

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Spinnaker Exploration Company (“Spinnaker” or the “Company”) will be held on Wednesday, May 5, 2004, at 9:00 a.m., local time, at the DoubleTree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, for the following purposes:

(1)	To elect six directors to serve until the 2005 Annual Meeting of Stockholders;

(2)	To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

(3)	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on March 12, 2004 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors

Robert M. Snell

Secretary

March 29, 2004

SPINNAKER EXPLORATION COMPANY

1200 Smith Street, Suite 800

Houston, Texas 77002

(713) 759-1770

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Spinnaker Exploration Company (“Spinnaker” or the “Company”) for use at the Annual Meeting to be held on Wednesday, May 5, 2004, at 9:00 a.m., local time, at the DoubleTree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (“Common Stock”). This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about March 29, 2004.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) execution and submission of a revised proxy, (b) submitting written notice to the Secretary of the Company before the meeting that you have revoked your proxy or (c) voting in person at the Annual Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares of Common Stock. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

At the close of business on March 12, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 33,659,037 outstanding shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock. The Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present.

The Company’s annual report to stockholders for the year ended December 31, 2003, including financial statements, is being mailed with the enclosed proxy to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

ELECTION OF DIRECTORS

(Proposal One)

Six directors are to be elected at the Annual Meeting. The nominees for election as directors are Roger L. Jarvis, Howard H. Newman, Jeffrey A. Harris, Michael E. McMahon, Sheldon R. Erikson and Michael E. Wiley. Michael G. Morris, a current director of Spinnaker, will not stand for re-election. If elected, each director will serve until the Company’s 2005 Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Each of the nominees for director currently serves as a director of the Company. Stockholder nominations will not be accepted for filling seats on our Board of Directors at the Annual Meeting because Spinnaker’s bylaws require advance notice for such a nomination, the time for which has passed. All of the directors are required to stand for election at the Annual Meeting because directors hold annual terms. The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director. Accordingly, because “broker non-votes” are not counted in determining the total number of votes cast on this proposal, broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

The following table sets forth information as to each nominee regarding their name, age as of March 12, 2004, principal occupation, other directorships in certain companies held by them and the length of their continuous service as a director of the Company.

Nominees	Principal Occupation and Directorships	Director Since	Age
Roger L. Jarvis	Chairman of the Board, President and Chief Executive Officer of the Company; Director, National-Oilwell, Inc.	1996	50

Howard H. Newman	Member and Vice Chairman, Warburg Pincus LLC; Partner, Warburg Pincus & Co.; Director, ADVO, Inc., Cox Insurance Holdings, Plc, Encore Acquisition Company and Newfield Exploration Company	1996	56

Jeffrey A. Harris	Member and Managing Director, Warburg Pincus LLC; Partner, Warburg Pincus & Co.; Director, Proxim Corporation	1996	48

Michael E. McMahon	Executive Counsel to the Governor of the State of Rhode Island and Providence Plantations on Economic and Community Development; Executive Director, Rhode Island Economic Development Corporation	1999	56

Sheldon R. Erikson	Chairman of the Board, President and Chief Executive Officer, Cooper Cameron Corporation; Director, National Petroleum Council, American Petroleum Institute, National Association of Manufacturers and Petroleum Equipment Suppliers Association	2000	62

Michael E. Wiley	Chairman of the Board and Chief Executive Officer, Baker Hughes Incorporated; Director, American Petroleum Institute and a member of the National Petroleum Council	2001	53

Each of the nominees has been engaged in the principal occupation set forth opposite his name for the past five years except Messrs. McMahon and Wiley. Mr. McMahon was a Partner with RockPort Partners LLC from July 1998 through December 2002. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company (ARCO) from 1998 through May 2000. Mr. Wiley also served as President of Baker Hughes Incorporated from August 2000 to February 2004.

Directors’ Meetings and Committees of the Board of Directors

The Board of Directors held four meetings during 2003 and executed three unanimous consents in lieu of meetings. Messrs. Jarvis, Erikson, McMahon, Morris and Wiley attended the 2003 Annual Meeting of Stockholders. During 2003, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served. In February 2004, the Board of Directors elected Mr. Newman to serve as the presiding director over the meetings of the non-management directors.

The Board of Directors has determined that Messrs. Erikson, Harris, McMahon, Morris, Newman and Wiley are “independent” as that term is defined by New York Stock Exchange rules. In making this determination, the Board of Directors considered transactions and relationships between each director or his immediate family and the Company and its subsidiaries, including those reported under “Transactions with Management and Others.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board of Directors affirmatively determined based on its understanding of such transactions and relationships that all of the directors nominated for election at the Annual Meeting are independent of the Company under the standards set forth by the New York Stock Exchange, with the exception of Mr. Jarvis.

The Board of Directors has the following standing committees:

Audit Committee.    The Audit Committee, which consists of Messrs. McMahon, Morris and Wiley, met 11 times during 2003. Mr. McMahon serves as Chairman of the Audit Committee. The Board of Directors has made the following determinations related to the Audit Committee:

•	Messrs. McMahon, Morris and Wiley satisfy the independence requirements as defined by the New York Stock Exchange listing standards and as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

•	Each member of the Audit Committee is “financially literate” as the Board of Directors, in its business judgment, interprets such qualification.

•	Mr. McMahon qualifies as an “audit committee financial expert” based on the definition and additional expertise factors outlined by the Securities and Exchange Commission.

The Audit Committee Charter is available on the Company’s website at www.spinnakerexploration.com or in print to any stockholder who requests it. The Audit Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

The Audit Committee is primarily responsible for:

•	selecting and engaging the Company’s independent auditors;

•	overseeing the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the independent auditor’s qualifications and independence;

•	overseeing the performance of the Company’s internal audit function and independent auditors;

•	overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

•	providing an open avenue of communication among the independent auditors, financial and senior management, the internal auditor and the Board of Directors, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	overseeing the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls and other accounting matters; and

•	such other duties as are directed by the Board of Directors.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee (“Governance Committee”), which consists of Messrs. Erikson and Morris, was established in February 2003. The Governance Committee met once during 2003. Mr. Erikson is the Chairman of the Governance Committee. The Board of Directors has determined that Messrs. Erikson and Morris satisfy the independence requirements as defined by the listing standards of the New York Stock Exchange.

The Governance Committee Charter is available on the Company’s website at www.spinnakerexploration.com or in print to any stockholder who requests it. The Governance Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

The Governance Committee is responsible for:

•	identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors a slate of director nominees for election at the next annual meeting of stockholders or for appointment to fill vacancies on the Board of Directors;

•	recommending to the Board of Directors director nominees for each committee of the Board of Directors;

•	advising the Board of Directors about appropriate composition of the Board of Directors and its committees;

•	advising the Board of Directors about and recommending to the Board of Directors appropriate corporate governance practices and assisting the Board of Directors in implementing those practices;

•	leading the Board of Directors’ annual review of the performance of the Board of Directors and its committees; and

•	performing such other functions as the Board of Directors may assign to the committee from time to time.

Qualification and Nomination of Director Candidates.    The Governance Committee has the responsibility under its charter to recommend nominees for election as directors to the Board of Directors. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Governance Committee’s perceptions about future issues and needs. However, while the Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, it may consider, among other factors, whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.

The Governance Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Governance Committee or stockholder recommendations provided the procedures set forth below are followed. The Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Governance Committee may consider previous experience as a member of a board of directors.

Recommendation of Director Candidates by Stockholders.    Stockholders or a group of stockholders may recommend potential candidates for consideration by the Governance Committee by sending a written request to the Company’s Corporate Secretary at the Company’s principal executive offices at 1200 Smith Street, Suite 800, Houston, Texas 77002 not later than the 120th calendar day before that date which is the first anniversary of the date the Company released the proxy statement to security holders in connection with the preceding year’s annual meeting. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from time to time by the Governance Committee from the nominee or the stockholder.

Nomination of Directors by Stockholders.    The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting provided they comply with the requirements set out in the Company’s bylaws and, for their proposals to be included in the Company’s proxy, with the proxy requirements under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Under the Company’s current bylaws, stockholder nominations may be made only by a stockholder of record at the time of giving notice who is entitled to vote and delivers to the Company’s Corporate Secretary written notice not less than 90 days nor more than 120 days before that date which is the first anniversary of the preceding year’s annual meeting at the Company’s principal executive offices at 1200 Smith Street, Suite 800, Houston, Texas 77002, Attn: Corporate Secretary. If the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the preceding year’s annual meeting, the nomination must be delivered not earlier than the 120th day prior to the current year’s annual meeting and not later than the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the announcement of the change in the annual meeting date. Any notice of nominations for the election of directors must set forth the information concerning the stockholder giving the notice and each nominee as required by the Company’s bylaws.

Compensation Committee.    The Compensation Committee, which consists of Messrs. Harris, Erikson and Wiley, met once during 2003 and executed one unanimous consent in lieu of a meeting. Mr. Harris is the Chairman of the Compensation Committee. The Board of Directors has determined that Messrs. Harris, Erikson and Wiley satisfy the independence requirements as defined by the listing standards of the New York Stock Exchange and Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Compensation Committee Charter is available on the Company’s website at www.spinnakerexploration.com or in print to any stockholder who requests it. The Compensation Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

The Compensation Committee is responsible for:

•	administering and granting awards under all equity incentive plans;

•	reviewing the compensation of the Company’s Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel;

•	examining periodically the Company’s general compensation structure; and

•	supervising the Company’s welfare and pension plans and compensation plans.

Risk Management Committee.    The Risk Management Committee, which consists of Messrs. Jarvis, Harris, McMahon and Morris, met four times during 2003. Mr. Jarvis is the Chairman of the Risk Management Committee. The Risk Management Committee is responsible for monitoring the hedging program and adherence to the hedging policy.

Stockholder Communications with Directors

The Board of Directors desires to provide a method by which security holders of the Company may communicate with the Board of Directors, individual directors and committees of the Board of Directors. Security holders may communicate in writing with members of the Board of Directors at any time by mail addressed to the Company’s Corporate Secretary at the Company’s principal executive offices, 1200 Smith Street, Suite 800, Houston, Texas 77002. Security holders should clearly indicate on the envelope the intended recipient of the communication and that the communication is a “Security Holder Communication.”

All such communications received by the Corporate Secretary will be forwarded to the recipient designated on the envelope. The Corporate Secretary will not review or pre-screen any security holder communications. All communications designated for the Board of Directors will be forwarded to the presiding director of the Board of Directors. All communications designated to a particular committee of the Board of Directors will be forwarded to the chairman of that committee. All communications designated to a director will be forwarded to that director.

To report any issues relating to the Company’s accounting, accounting controls, financial reporting or other practices, security holders may also call the confidential hotline at 800-521-0915. All calls will remain anonymous.

These policies and procedures are not intended to alter or amend the requirements a security holder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Governance Committee as set forth in the Company’s bylaws, the criteria and procedures regarding director nominations of the Governance Committee and/or Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to the extent applicable.

Compensation of Directors

Prior to 2001, non-employee directors that are not affiliated with Warburg, Pincus Ventures, L.P. (“Warburg”) were granted options pursuant to the Company’s equity incentive plans to purchase 16,000 shares of Common Stock at fair market value upon appointment to the Board of Directors, with 20% vesting on the date of grant and 20% vesting on each anniversary of the grant date. These directors were also awarded a variable number of options to purchase Common Stock at fair market value annually on the date of previously-held annual meetings of stockholders, with 100% vesting on the date of grant.

In May 2001, the Board of Directors adopted and approved the Director Compensation Plan, which includes the following provisions:

•	Upon appointment or election to the Board of Directors, each non-employee director of the Company shall receive options to purchase 20,000 shares of Common Stock under the terms of one of the Company’s equity incentive plans then in effect with an exercise price equal to the fair market value of the Common Stock on the date of the grant.

•	Each non-employee director of the Company that is not affiliated with Warburg may select to receive either (i) annual director fees of $24,000 payable in quarterly installments of $6,000 or (ii) an option to purchase shares of Common Stock, granted on or about the date of each annual meeting of stockholders of the Company, equivalent to a payment of $24,000 using the Black-Scholes option pricing model as of the date of the grant. Such options will be awarded under the terms of one of the Company’s equity incentive plans then in effect with an exercise price equal to the fair market value of the Common Stock on the date of the grant. Such options to purchase shares of Common Stock shall vest 100% on the date of the grant.

•	Warburg requested one allocation of each option grant under the Director Compensation Plan for the ultimate benefit of Warburg.

•	Each non-employee director of the Company that is not affiliated with Warburg will receive a meeting fee of $500.00. In addition, each non-employee director of the Company who also serves as a committee chairman will receive an additional $500.00 for each committee meeting held outside a regular meeting of the Board of Directors. Warburg has requested that one allocation of meeting fees be paid to Mr. Harris for the ultimate benefit of Warburg. No compensation will be paid for executing a unanimous consent of directors.

On May 6, 2003, the Compensation Committee granted options to non-employee directors of the Company under the Director Compensation Plan to purchase an aggregate of 25,000 shares of Common Stock as follows:

•	5,000 options to purchase shares of Common Stock to each of Messrs. Harris, McMahon, Erikson, Morris and Wiley, with 100% vesting on the date of grant and an exercise price of $22.89, for annual director fees.

The Compensation Committee also granted additional options to the chairman of the Audit, Governance and Compensation Committees and each committee member to purchase an aggregate of 55,500 shares of Common Stock as follows:

•	10,000 options to purchase shares of Common Stock to each of Messrs. Harris, McMahon, Erikson, Morris and Wiley, respectively, with 20% vesting on the date of grant and 20% vesting on each anniversary of the date of grant and an exercise price of $22.89, for serving on the Audit, Compensation and Governance Committees.

•	2,100 options to purchase shares of Common Stock to Mr. McMahon and 1,700 options to purchase shares of Common Stock to each of Messrs. Harris and Erikson, with 100% vesting on the date of grant and an exercise price of $22.89, for serving as chairman of the Audit, Compensation and Governance Committees, respectively.

Non-employee directors are also reimbursed for out-of-pocket expenses incurred to attend Board of Directors and committee meetings.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, unless otherwise indicated, as of March 12, 2004, regarding beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially 5% or more of its outstanding Common Stock, (ii) the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers, (iii) each director and (iv) all executive officers and directors as a group.

	Beneficial Ownership(5)
Name of Beneficial Owner	Shares(6)	Percent
Warburg, Pincus Ventures, L.P. (1) (2)	6,800,585	20.2%
Dimensional Fund Advisors Inc. (3)	1,784,900	5.3
Roger L. Jarvis	1,319,970	3.8
Scott A. Griffiths	104,349	*
Robert M. Snell	229,099	*
L. Scott Broussard	155,936	*
Kelly M. Barnes	218,239	*
Howard H. Newman (2)	6,809,185	20.2
Jeffrey A. Harris (2)	6,822,385	20.3
Michael E. McMahon	57,530	*
Sheldon R. Erikson	35,700	*
Michael G. Morris (4)	28,700	*
Michael E. Wiley	30,700	*
Executive officers and directors as a group (consisting of 15 persons) (2)	9,208,038	25.6

*	Represents beneficial ownership of less than 1%.

(1)	The stockholder is Warburg. Warburg Pincus & Co. (“WP”) is the sole general partner of Warburg. Warburg is managed by Warburg Pincus LLC (“WP LLC”).

Howard H. Newman, Vice Chairman of WP LLC and a partner of WP, and Jeffrey A. Harris, a managing director of WP LLC and a partner of WP, are directors of Spinnaker. Messrs. Newman and Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg.

The address of Warburg, WP and WP LLC (collectively, the “Warburg Pincus Entities”) is 466 Lexington Avenue, New York, NY 10017.

(2)	Of the total shares indicated as beneficially owned by Messrs. Newman and Harris, 6,800,585 shares are included because of their affiliation with the Warburg Pincus Entities. Messrs. Newman and Harris disclaim beneficial ownership of all shares beneficially owned by the Warburg Pincus Entities. Their address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017. See Note 1 above.

(3)

The stockholder is Dimensional Fund Advisors Inc. (“Dimensional”). The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. According to Schedule 13G dated and filed with the Securities and Exchange Commission on February 6, 2004, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are hereafter referred to as the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Spinnaker that are owned by the Funds and may be deemed to be the beneficial owner of the shares of Spinnaker held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(4)	Mr. Morris is currently a director who is not standing for re-election.

(5)	Pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by the executive officers and directors noted above include the following shares that may be acquired by such persons within 60 days through the exercise of stock options:

Name of Beneficial Owner	Shares
Roger L. Jarvis	1,210,029
Scott A. Griffiths	104,000
Robert M. Snell	228,000
L. Scott Broussard	153,098
Kelly M. Barnes	206,793
Howard H. Newman	8,600
Jeffrey A. Harris	21,800
Michael E. McMahon	36,700
Sheldon R. Erikson	35,700
Michael G. Morris	28,700
Michael E. Wiley	28,700
Executive officers and directors as a group (consisting of 15 persons)	2,253,141

(6)	The persons listed have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all filings required to be made under Section 16(a) during 2003 were timely made.

MANAGEMENT

The following table sets forth certain information with respect to the executive officers of the Company as of March 12, 2004. The Company’s executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
Roger L. Jarvis	50	Chairman of the Board, President and Chief Executive Officer
Scott A. Griffiths	49	Executive Vice President and Chief Operating Officer
Robert M. Snell	48	Vice President, Chief Financial Officer and Secretary
L. Scott Broussard	46	Vice President—Drilling and Production
Kelly M. Barnes	50	Vice President—Land
Jimmy W. Bennett	57	Vice President—Systems Technology and Processing
Gonzalo Enciso	53	Vice President and Chief Geoscientist
William N. Young, III	50	Vice President—Marketing
Jeffrey C. Zaruba	39	Vice President, Treasurer and Assistant Secretary

Roger L. Jarvis has served as President, Chief Executive Officer and Director of Spinnaker since December 1996 and as Chairman of the Board of Spinnaker since 1998. From 1986 to 1994, Mr. Jarvis served in various capacities with King Ranch Inc. and its subsidiary, King Ranch Oil and Gas, Inc., including Chief Executive Officer, President and Director of King Ranch Inc. and Chief Executive Officer and President of King Ranch Oil and Gas, Inc., where he expanded its activities in the Gulf of Mexico. Mr. Jarvis is a director of National-Oilwell, Inc.

Scott A. Griffiths has served as Executive Vice President and Chief Operating Officer of Spinnaker since May 2003. From 2002 to 2003, Mr. Griffiths served as Senior Vice President, Worldwide Exploration for Ocean Energy, Inc. (“Ocean”). Mr. Griffiths joined Ocean from Seagull Energy Corporation (“Seagull”) following their merger in 1999. At Seagull, Mr. Griffiths served as Vice President, Domestic Exploration. Mr. Griffiths joined Seagull when the company acquired Global Natural Resources Corporation in 1996 where he served in a variety of roles, including Chief Geologist and Exploration Manager.

Robert M. Snell has served as Vice President, Chief Financial Officer and Secretary of Spinnaker since December 2000. From 1983 to 2000, Mr. Snell served in various capacities with Bank of America and its predecessors, most recently as a Managing Director of Banc of America Securities LLC, focused on the energy sector.

L. Scott Broussard has served as Vice President—Drilling and Production of Spinnaker since August 1999 after joining the Company as Operations Manager in 1998. From 1994 to 1998, Mr. Broussard served as Vice President and co-owner of HTK Consultants, Inc., an engineering consulting firm.

Kelly M. Barnes has served as Vice President—Land of Spinnaker since December 1996. From 1992 to 1996, Mr. Barnes served as Vice President—Land and Assistant Corporate Secretary of Global Natural Resources Corporation and its affiliated corporations, which was acquired by Seagull in 1996.

Jimmy W. Bennett has served as Vice President—Systems Technology and Processing of Spinnaker since May 2000. From 1997 to 2000, Mr. Bennett served as Spinnaker’s Systems Manager. From 1991 to 1997, Mr. Bennett served as Systems Manager for King Ranch Oil and Gas, Inc.

Gonzalo Enciso has served as Vice President and Chief Geoscientist of Spinnaker since November 2003. From March 2002 to October 2003, Mr. Enciso served as Chief Geologist of Ocean, and following the Ocean merger with Devon Energy Corporation (“Devon”), Mr. Enciso continued in that position for Devon. From 1999 to 2002, Mr. Enciso served as Chief Geologist for the International Division of Ocean. Mr. Enciso came to Ocean when it acquired Seagull in 1999, where he served as Director of New Ventures.

William N. Young, III has served as Vice President—Marketing of Spinnaker since August 2003 after joining Spinnaker in May 2003 as Director—Oil & Gas Marketing. From 1998 through May 2003, Mr. Young provided oil and gas marketing and consulting services for Spinnaker.

Jeffrey C. Zaruba has served as Vice President, Treasurer and Assistant Secretary of Spinnaker since May 2001 after joining the Company as Treasurer in August 1999. From 1992 to 1999, Mr. Zaruba served as Assistant Controller and held various financial and tax reporting positions with Cliffs Drilling Company, which merged with R&B Falcon Corporation in 1998.

Employment Agreements

Mr. Jarvis entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that Mr. Jarvis will receive a minimum annual base salary equal to $250,000 or such amount as the Board of Directors may, in its sole discretion, determine from time to time. Under the agreement, Mr. Jarvis also may receive bonuses, at the discretion of the Board of Directors, and will be allowed to participate in all benefit plans offered by Spinnaker to similarly situated employees. Either the Board of Directors or Mr. Jarvis can terminate the employment agreement at any time. The initial term of the employment agreement ended on December 31, 2000. Under the terms of the agreement, it automatically became a year-to-year employment agreement. As a result, if his employment is not terminated before December 15, 2004, or on each December 15 thereafter, the term of the agreement will automatically be extended for one additional year. In addition, if any payment or distribution by Spinnaker or its affiliates to Mr. Jarvis is subject to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Spinnaker is required to compensate him for the amount of any excise tax imposed on any payments or distributions pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event of a change in control of Spinnaker.

Mr. Barnes entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that Mr. Barnes will receive a minimum annual base salary equal to $110,000 or such amount as the Board of Directors may, in its sole discretion, determine from time to time. Under the agreement, Mr. Barnes also may receive bonuses, at the discretion of the Board of Directors, and will be allowed to participate in all benefit plans offered by Spinnaker to similarly situated employees. Either the Board of Directors or Mr. Barnes can terminate the employment agreement at any time. The initial term of the employment agreement ended on December 31, 1998. Under the terms of the agreement, it automatically became a year-to-year employment agreement. As a result, if his employment is not terminated before December 15, 2004, or on each December 15 thereafter, the term of the agreement will automatically be extended for one additional year.

EXECUTIVE COMPENSATION

The following table sets forth certain information for the years ended December 31, 2003, 2002 and 2001 with respect to the compensation of the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers in 2003 (collectively, the “named executive officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards	All Other Compensation(2)
Name and Principal Position				Securities Underlying Options
	Year	Salary	Bonus(1)
Roger L. Jarvis	2003	$436,156	$300,000	100,000	$12,750
Chairman of the Board,	2002	417,188	55,000	—	11,750
President and Chief Executive Officer	2001	353,438	450,000	200,000	11,250

Scott A. Griffiths (3)	2003	$213,958	$90,000	250,000	$6,302
Executive Vice President and	2002	—	—	—	—
Chief Operating Officer	2001	—	—	—	—

Robert M. Snell	2003	$248,352	$150,000	30,000	$12,750
Vice President, Chief Financial	2002	239,250	36,000	20,000	11,750
Officer and Secretary	2001	220,000	154,000	—	7,350

L. Scott Broussard	2003	$210,309	$125,000	30,000	$12,750
Vice President—Drilling	2002	202,601	30,000	20,000	11,750
and Production	2001	182,419	155,000	60,000	11,250

Kelly M. Barnes	2003	$178,086	$90,000	30,000	$11,435
Vice President—Land	2002	170,867	26,000	20,000	11,002
	2001	149,049	130,000	60,000	9,693

(1)	Represents annual bonus earned for the fiscal year noted, even if such bonus was paid in the following year.

(2)	“All Other Compensation” includes amounts contributed or accrued by the Company under the Spinnaker Exploration Company 401(k) Retirement Savings Plan (“401(k) Plan”) and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

(3)	Mr. Griffiths joined Spinnaker on May 6, 2003.

Stock Options Granted in 2003

	Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2003(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(3)
Name					5%	10%
Roger L. Jarvis	100,000	7.8%	$22.89	May 6, 2008	$632,408	$1,397,457
Scott A. Griffiths	125,000	9.7%	21.80	May 6, 2013	1,713,738	4,342,948
	125,000	9.7%	22.89	May 6, 2008	790,511	1,746,822
Robert M. Snell	30,000	2.3%	22.89	May 6, 2008	189,723	419,237
L. Scott Broussard	30,000	2.3%	22.89	May 6, 2008	189,723	419,237
Kelly M. Barnes	30,000	2.3%	22.89	May 6, 2008	189,723	419,237

(1)	Options vest 20% on the grant date and 20% on each anniversary of the grant date.

(2)	The Board of Directors granted options to purchase 1,288,000 shares of Common Stock in 2003.

(3)	Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the Company’s option plans governing termination of options upon employment termination, transferability or vesting.

Stock Option Exercises and Fiscal Year-End Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger L. Jarvis	—	$—	1,127,329	174,700	$20,130,886	$987,732
Scott A. Griffiths	—	—	50,000	200,000	496,250	1,985,000
Robert M. Snell	—	—	214,000	86,000	1,135,280	494,870
L. Scott Broussard	7,500	128,684	122,098	65,000	1,372,186	305,845
Kelly M. Barnes	25,400	518,195	176,793	65,000	2,194,542	305,845

(1)	The value realized upon exercise of a stock option is equal to the difference between the price of the Common Stock as reported by the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Common Stock as reported by the New York Stock Exchange on December 31, 2003 of $32.27 per share and the exercise price of the stock option.

Information Regarding Plans and Other Arrangements Not Subject to Security Holder Action

At December 31, 2003, officers, directors and employees had been granted options to purchase Common Stock under stock plans adopted in 1998, 1999, 2000, 2001 and 2003. The following table provides information related to the Company’s current equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,978,212	$23.55	576,305
Equity compensation plans not approved by security holders	452,691	$31.26	46,899

Total	5,430,903	$24.19	623,204

The Spinnaker Exploration Company 2000 Stock Option Plan (the “2000 Plan”) was adopted by the Board of Directors without the approval of the stockholders of the Company in order for Spinnaker to grant options to purchase Common Stock as a material inducement to certain persons who were not previously employed by the Company to commence employment with the Company. The number of shares of Common Stock that may be issued under the 2000 Plan may not exceed 500,000 shares. The purchase price of any Common Stock pursuant to any options granted under the 2000 Plan may not be less than 80% of the fair market value of the Common Stock on the date the option is granted, subject to certain limited exceptions. The options expire after ten years. The Company has not granted nor does it intend to grant any options under the 2000 Plan at a price below the fair market value of the Common Stock on the date of grant.

Transactions with Management and Others

The Company purchases oilfield goods, equipment and services from Baker Hughes Incorporated (“Baker Hughes”), Cooper Cameron Corporation (“Cooper Cameron”), National-Oilwell, Inc. (“National-Oilwell”) and other oilfield services companies in the ordinary course of business. Spinnaker incurred charges of approximately $7.5 million in 2003 from affiliates of Baker Hughes. Mr. Wiley, a director of Spinnaker, serves as Chairman of the Board and Chief Executive Officer of Baker Hughes. Spinnaker incurred charges of approximately $0.1 million in 2003 from Cooper Cameron. Mr. Erikson, a director of Spinnaker, serves as Chairman of the Board, President and Chief Executive Officer of Cooper Cameron. Spinnaker incurred charges of approximately $0.1 million in 2003 from National-Oilwell. Mr. Jarvis, Chairman of the Board, President and Chief Executive Officer of Spinnaker, serves as a director of National-Oilwell. These amounts represent less than 1% of Baker Hughes’, Cooper Cameron’s and National-Oilwell’s total revenues.

Spinnaker believes that these transactions are at arm’s-length and the charges it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry. Each of these companies is a leader in their respective segments of the oilfield services sector. The Company could be at a disadvantage if it were to discontinue using these companies as vendors.

In the ordinary course of business, Spinnaker partners with other exploration and production companies in oil and gas operations. In 2003, Spinnaker partnered with Gryphon Exploration Company (“Gryphon”) in connection with certain oil and gas operations in which either Spinnaker or Gryphon was the operator. Spinnaker made payments to Gryphon of approximately $4.8 million in 2003 for the Company’s proportionate share of the costs incurred in connection with joint operations on two wells operated by Gryphon. Spinnaker received payments from Gryphon of approximately $1.6 million in 2003 for Gryphon’s proportionate share of the costs incurred in connection with joint operations on one well operated by Spinnaker. An affiliate of Warburg is a controlling shareholder of Gryphon. Spinnaker believes that all negotiations associated with these operations were conducted at arm’s-length and in the ordinary course of business. The Company may, in the ordinary course of business, partner with Gryphon or other companies in which Warburg or an affiliate of Warburg holds an interest in connection with other oil and gas operations in the future.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors in 2003 consisted of Messrs. Harris, Erikson and Wiley. None of the members of the Compensation Committee served as an officer or employee of the Company, and none was formerly an officer of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board of Directors or the Compensation Committee.

Spinnaker incurred charges of approximately $7.5 million in 2003 from affiliates of Baker Hughes. Mr. Wiley, a director of Spinnaker, serves as Chairman of the Board and Chief Executive Officer of Baker Hughes. Spinnaker incurred charges of approximately $0.1 million in 2003 from Cooper Cameron. Mr. Erikson, a director of Spinnaker, serves as Chairman of the Board, President and Chief Executive Officer of Cooper Cameron. The Company purchases oilfield goods, equipment and services in the ordinary course of business. Spinnaker believes that these transactions are at arm’s-length and the charges it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry.

Compensation Committee Report on Executive Compensation

The Compensation Committee oversees the administration of compensation programs applicable to all employees of the Company, including its executive officers. Executive compensation is reviewed and approved annually by the Compensation Committee.

The Compensation Committee seeks to encourage growth in the Company’s oil and gas reserves and cash flow and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Compensation Committee believes that the compensation of all employees, including executive officers, should include the following components:

•	A base salary that is competitive with compensation offered by other oil and gas exploration and production enterprises similar to the Company;

•	Annual incentive compensation, based on Company performance and profitability, to reward achievement of Company objectives, individual responsibility and productivity, high quality work and impact on Company results; and

•	Case-specific compensation plans to accommodate individual circumstances or non-recurring situations as required.

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. A portion of the Company’s compensation is performance-based. The Company has structured portions of its performance-based compensation, including certain stock option grants, in a manner that excludes such compensation from the deduction limit.

The Compensation Committee has not intended and does not currently intend to award compensation to any executive officer that would exceed the deduction limit of Section 162(m), but no assurance can be given that such limit will not be exceeded. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2003.

Company Performance.    Spinnaker’s performance in 2003 improved over 2002 results. Financial and operating results in 2003 compared to 2002 included:

•	Revenues of $226.9 million, up 20%;

•	Income from operations of $63.2 million, up 29%;

•	Net income of $36.6 million, or $1.08 per diluted share, up 16%;

•	Production of 49.0 billion cubic feet of gas equivalent (“Bcfe”), down 5%;

•	Proved reserves of 332.6 Bcfe, up 3%; and

•	Reserve replacement of approximately 118% of 2003 production.

Executive Compensation.    Before taking the actions described in this report, the Compensation Committee thoroughly reviewed and discussed the Company’s financial and operating results. A summary of the indicators deemed particularly relevant by the Compensation Committee are presented above. Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

Base salary.    The Compensation Committee evaluated peer group information in setting base salary levels. Annual salary adjustments for the Company’s executive group are based on general levels of market salary increases, individual performance and the Company’s overall financial and operating results, without any specific relative weight assigned to any of these factors.

Incentive Bonus.    Awards granted to the named executive officers in February 2004 for the 2003 performance period are presented under “Bonus” in the Summary Compensation Table. Such awards were based on level of responsibility, the Company’s performance and on individual productivity, quality of work and impact on the Company’s results. The Compensation Committee established awards for each executive after reviewing the recommendations of the Chief Executive Officer.

Stock Option Awards.    In May 2003, the Compensation Committee granted options to purchase 100,000, 250,000, 30,000, 30,000 and 30,000 shares of Common Stock to Messrs. Jarvis, Griffiths, Snell, Broussard and Barnes, respectively, to provide incentive with respect to the Company’s future performance. Additionally, these awards have a meaningful retention component since 20% vest on the grant date and on each succeeding anniversary of the grant date.

401(k) Plan.    Under the 401(k) Plan, eligible employees may defer the maximum income allowed under current tax law. Salary deferrals are 100% vested, and the Company matches 100% of each participant’s contributions, up to 6% of the participant’s annual base salary, with Common Stock.

Chief Executive Officer Compensation.    As described above, the Company’s executive compensation philosophy, including compensation of the Chief Executive Officer, is a competitive base salary and incentive compensation based upon the Company’s performance. Specific actions taken by the Compensation Committee regarding Mr. Jarvis’ compensation are summarized below.

Base Salary.    The Compensation Committee increased Mr. Jarvis’ salary from $425,000 in 2002 to $437,750 effective February 16, 2003. The Compensation Committee considered financial and operating results for 2002 and the compensation received by chief executive officers of comparable companies in the oil and gas exploration and production industry.

Incentive Bonus.    The Compensation Committee approved a bonus of $300,000 to Mr. Jarvis for 2003, which was paid in February 2004. This award was based upon the Company’s performance and his impact on the Company’s results in 2003.

Stock Option Awards.    In May 2003, the Compensation Committee granted options to purchase 100,000 shares of Common Stock to Mr. Jarvis. The options have a term of five years and vest 20% on the grant date and on each succeeding anniversary of the grant date.

Compensation Committee

Jeffrey A. Harris, Chairman

Sheldon R. Erikson

Michael E. Wiley

Report of the Audit Committee

The Audit Committee is comprised of three directors, each of whom has been determined to be independent in accordance with the requirements of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards.

Management is responsible for the Company’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and the Company’s internal audit function. The Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter.

The Audit Committee has reviewed and discussed with Spinnaker’s management and KPMG LLP, the Company’s independent auditors, the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with KPMG such independent auditors’ independence. The Audit Committee has also considered whether the provision of non-audit services to Spinnaker by KPMG is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Michael E. McMahon, Chairman

Michael G. Morris

Michael E. Wiley

Audit Fees Summary

KPMG provided services to the Company in the following categories and amounts in 2003 and 2002:

	2003	2002
Audit Fees (1)	$227,500	$299,253
Audit-Related Fees (2)	7,500	8,200
Tax Fees (3)	51,920	45,000
All Other Fees	—	—

(1)	Audit fees in 2003 related to quarterly reviews and the audit for the year ended December 31, 2003. Audit fees in 2002 related to quarterly reviews and the audit for the year ended December 31, 2002 and also included $154,253 related to quarterly reviews and audits for the years ended December 31, 2001 and 2000.

(2)	Audit-related fees in 2003 included a review of the Company’s Form S-8 filing on May 21, 2003. Audit-related fees in 2002 included consultations and additional fees related to the Company’s compliance with the Sarbanes-Oxley Act.

(3)	Tax fees in 2003 and 2002 were primarily related to federal and state income tax filings.

The Audit Committee is responsible for pre-approving all audit services and all permitted non-audit services, including tax services, to be performed by the independent auditors for the Company. The Audit Committee has delegated pre-approval authority for audit or permitted non-audit services of less than $5,000 to the Chairman of the Audit Committee, whose decisions are presented to the full Audit Committee at its next scheduled meeting. All fees were pre-approved by the full Audit Committee in 2002 and 2003.

Stockholder Return Performance Presentation

As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

1.	$100 was invested in Common Stock on September 29, 1999 (the date of the Company’s initial public offering), and $100 was invested in each of the S&P 500 Index and the Peer Group (as defined below) on September 29, 1999 at the closing price on such date.

2.	The Peer Group investment is weighted based on the market capitalization of each individual company within the applicable peer group at the beginning of the period and each year.

3.	Dividends are reinvested on the ex-dividend dates.

The industry peer group (“Peer Group”) is comprised of the following: Forest Oil Corp., The Houston Exploration Company, Newfield Exploration Company, Noble Affiliates, Inc., Pogo Producing Company, Stone Energy Corporation and Westport Resources Corporation.

	09/29/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Spinnaker	$100.00	$97.41	$293.09	$283.85	$152.06	$222.54
S&P 500 Index	$100.00	$111.73	$101.56	$89.49	$69.71	$89.71
Peer Group	$100.00	$81.33	$142.41	$109.65	$117.47	$145.73

The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Definitive Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the performance graph. The Company will not make or endorse any predictions as to future stock performance.

APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal Two)

The Audit Committee, under the authority granted to it by the Board of Directors, appointed KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2004.

Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention would have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THIS APPOINTMENT.

The Audit Committee annually considers and selects the Company’s independent auditors. On April 5, 2002, the Audit Committee, under the authority granted to it by the Board of Directors, decided to dismiss Arthur Andersen LLP as Spinnaker’s independent public accountants and engaged KPMG to serve as Spinnaker’s independent auditors for 2002.

Andersen’s last report, dated February 15, 2002, on the Company’s consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 1, 2002 through April 5, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with Andersen’s report; and during such period there were no “reportable events” of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided Andersen with a copy of the applicable disclosure and requested Andersen to furnish Spinnaker with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements by the Company in the applicable disclosure and, if not, stating the respects in which it did not agree. Andersen’s letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated April 5, 2002.

During the period from January 1, 2002 through April 5, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. The Audit Committee may terminate the appointment of KPMG as the Company’s independent auditors without the approval of the stockholders of the Company whenever the Audit Committee deems such termination necessary or appropriate. A representative of KPMG is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who wishes to submit a proposal for inclusion in the proxy material for the Company’s 2005 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than November 29, 2004.

In addition, the Company’s Bylaws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or for nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a stockholder, notice must be received by the Secretary of the Company at the address indicated on the cover page not earlier than January 5, 2005 and not later than February 4, 2005.

On request, the Secretary of the Company will provide detailed instructions for submitting proposals or nominations.

By Order of the Board of Directors

Robert M. Snell

Secretary

March 29, 2004

Proxy – Spinnaker Exploration Company

Proxy for Annual Meeting of Stockholders – May 5, 2004

This Proxy is Solicited on Behalf of the Spinnaker Exploration Company Board of Directors

The undersigned hereby appoints Roger L. Jarvis, Robert M. Snell and Jeffrey C. Zaruba, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Spinnaker Exploration Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Spinnaker Exploration Company to be held in Houston, Texas, on Wednesday, May 5, 2004 at 9:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED ON THE REVERSE SIDE (PROPOSAL 1) AND “FOR” PROPOSAL 2.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

Spinnaker Exploration Company

         Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold
01 – Roger L. Jarvis
02 – Howard H. Newman
03 – Jeffrey A. Harris
04 – Michael E. McMahon
05 – Sheldon R. Erikson
06 – Michael E. Wiley

B	Issues

The Board of Directors recommends a vote “FOR” the following proposal.

	For	Against	Abstain
2. TO RATIFY SELECTION OF INDEPENDENT AUDITORS

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C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	1 – Please keep signature within the box
Signature	2 – Please keep signature within the box
Date	(mm/dd/yyyy) / /